                                                                      EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION

Name:                                   Vector Capital Corporation
Address:                                456 Montgomery Street, 19th Floor
                                        San Francisco, CA 94104

Designated Filer:                       Ranger Holdco, Inc.

Issuer & Ticker Symbol:                 Register.com, Inc. (RCOM)

Date of Event Requiring
Statement:                              9/14/05

Signature:                              Vector Capital Corporation
                                        By: /s/ Alexander R. Slusky

                                        Name:  Alexander R. Slusky
                                        Title: President